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                                                                 Exhibit (10)(c)


                         1984 LONG-TERM INCENTIVE PLAN
                      (as amended as of November 1, 1996)

ARTICLE I
GENERAL

1.1 PURPOSE:

  The purpose of the 1984 Long-Term Incentive Plan (Plan) for key employees of Westinghouse Electric Corporation (Corporation) and its Subsidiaries (the Corporation, its operating units and its Subsidiaries severally and collectively referred to hereinafter as the Company) are to foster and promote the long-term financial success of the Company and materially increase stockholder value by (i) attracting and retaining executives of outstanding ability, (ii) strengthening the company's capability to develop, maintain and direct a competent management team, (iii) motivating executives, by means of performance-related incentives, to achieve long-range performance goals, (iv) providing incentive compensation opportunities competitive with those of other major companies and (v) enabling executives to participate in the long-term growth and financial success of the Company.

1.2  ADMINISTRATION:

  (a) The Plan shall be administered by a committee of the Board of Directors (Committee) which shall consist of two or more members. Each member shall be a "non-employee director," as that term is defined by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such rule may be amended, or any successor rule. The members shall be appointed by the Board of Directors, and any vacancy on the Committee shall be filled by the Board of Directors.

  The Committee shall keep minutes of its meetings and of any action taken by it without a meeting. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present shall be the acts of the Committee. Any action that may be taken at a meeting of the Committee may be taken without a meeting if a consent or consents in writing setting forth the action so taken shall be signed by all of the members of the Committee. The Committee shall make appropriate reports to the Board of Directors concerning the operations of the Plan.

  (b) Subject to the limitations of the Plan, the Committee shall have the sole and complete authority: (i) to select from the regular, full-time salaried employees of the Company who are exempt from the minimum wage and overtime provisions of the Fair Labor Standards Act of 1938, as amended (Employee or Employees), those who shall participate in the Plan (Participant or Participants), (ii) to make awards in such forms and amounts as it

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shall determine, (iii) to impose such limitations, restrictions and conditions upon such awards as it shall deem appropriate, (iv) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan and (v) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Company and all other persons.

  (c) The Committee shall act on behalf of the Corporation as sponsor of the Plan and on behalf of any Subsidiary issuing stock under the Plan, subject to appropriate action by the board of directors of any such Subsidiary. All expenses associated with the Plan shall be borne by the Corporation subject to such allocation to its Subsidiaries and operating units as it deems appropriate.

1.3  SELECTION FOR PARTICIPATION:

  Participants shall be selected by the Committee from the employees who occupy responsible managerial or professional positions and who have the capacity to contribute to the success of the Company. In making this selection and in determining the form and amount of awards, the Committee may give consideration to the functions and responsibilities of the employee, his or her past, present and potential contributions to the Company's profitability and sound growth, the value of his or her services to the Company and other factors deemed relevant by the Committee.

1.4  TYPES OF AWARDS UNDER PLAN:

  Awards under the Plan may be in the form of any one or more of the following
(i) Incentive Stock Options (ISOs) and Non-statutory Stock Options (NSOs) (options), Stock Appreciation Rights (SARs), as described in Article II, (ii) Performance Units and Performance Shares (Performance Units or Performance Shares) as described in Article III, (iii) Restricted Stock (Restricted Stock) as described in Article IV and (iv) rights to purchase Convertible Debentures (Debentures) as described in Article V.

1.5  SHARES SUBJECT TO THE PLAN:

  Shares of stock issued under the Plan may be in whole or in part authorized and unissued or treasury shares of the Corporation's common stock, par value $1.00 (Common Stock), or Formula Value Stock, as defined in Section 7.7 (Formula Value Stock). The maximum number of shares of Common Stock and Formula Value Stock which may be issued for all purposes under the Plan shall be 13,200,000. Any shares of Stock that are used by a Participant as full or partial payment to the Corporation of the purchase price of shares of Stock acquired upon exercise of an


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option shall be made available for future awards under the Plan.  Further, any shares of Stock subject to an option which for any reason is cancelled (excluding shares subject to an Option cancelled upon the exercise of a related SAR) or terminated without having been exercised, or any shares of Restricted Stock or Performance Shares which are forfeited, shall again be available for awards under the Plan. Shares subject to an option cancelled upon the exercise of an SAR shall not again be available for awards under the Plan. No fractional shares shall be issued, and the Committee shall determine the manner in which fractional share value shall be treated. Common Stock, Putative Common Stock, Restricted Stock, and Formula Value Stock are collectively referred to herein as "Stock".

ARTICLE II
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1  AWARD OF STOCK OPTIONS:

  The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to any Participant ISOs and NSOs to purchase Common Stock or Formula Value Stock.

  The Committee may, effective as of the date of exercise by a Participant of all or part of an option using already-owned Common Stock, grant an additional option (reload option) to purchase at the fair market value as of the date of said exercise, the number of shares of Common Stock equal to the sum of the number of whole shares used by the Participant in payment of the purchase price. A reload option shall only be available during the period the Participant is an employee of the Company. The reload option may be exercised between the date of its grant and the date of expiration of the underlying option to which the reload option relates. The reload option shall be evidenced by an agreement containing such additional terms and conditions as the Committee shall approve, which conditions may provide that upon the exercise of any reload option, an additional reload option may be granted with respect to the number of whole shares used to exercise the reload option.

2.2  STOCK OPTION AGREEMENTS:

  The award of an Option shall be evidenced by a signed written agreement (Stock option Agreement) containing such terms and conditions as the Committee may from time to time determine.

2.3  OPTION PRICE:

  Purchase price of Common Stock or Formula Value Stock under each Option (Option Price) shall be not less than the Fair Market

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Value of the Common Stock or Formula Value Stock, as the case may be, on the date the Option is awarded.

2.4  EXERCISE AND TERM OF OPTIONS:

  (a) Unless otherwise provided by the Committee in the Stock Option Agreement and subject to the limitations set forth in section 2.5, an option awarded under the Plan shall become exercisable in whole or in part after the commencement of the second year of its specified term and thereafter may be exercised in whole or in part at any time before it terminates under the provisions of the Plan.

  (b) The Committee shall establish procedures governing the exercise of options and shall require that notice of exercise be given. Stock purchased upon exercise of an option must be paid for as follows: (1) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company or (2) if so provided by the Committee (not later than the time of grant, in the case of an ISO) (i) through the delivery of shares of Stock which are then outstanding and which have a Fair Market Value on the date of exercise equal to the exercise price, (ii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iii) by any combination of the permissible forms of payment. As soon as practicable after receipt of each notice and full payment, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Common Stock or Formula Value Stock. The exercise of an Option shall cancel any related SAR.

2.5  LIMITATIONS ON ISOS:

  No Participant shall be awarded, in any one calendar year under this Plan and under all plans of the Company, ISOs covering stock with an aggregate Fair Market Value (determined as of the time the ISOs are granted) in excess of $100,000 plus any "unused limit carryover" to such year for such Participant, as provided in Section 422A of the Internal Revenue Code of 1954, as amended, or such other limit as may be imposed by law in substitution thereof.

2.6  TERMINATION OF EMPLOYMENT:

  In the event the Participant ceases to be an employee with the consent of the Committee or upon his death, retirement or disability, each of his outstanding Options shall be exercisable by the Participant (or his legal representative or designated beneficiary), to the extent that such option was then exercisable, at any time prior to an expiration date established by the Committee at the time of award, but in no event after its respective expiration date. If the Participant ceases to be an

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employee for any other reason, all of the Participant's then outstanding options shall terminate immediately.

2.7  AWARD OF STOCK APPRECIATION RIGHTS:

  (a) At any time prior to six months before an option's expiration date, the Committee may award to the Participant an SAR related to the Option.

  (b) The SAR shall represent the right to receive payment of a sum not to exceed the amount, if any, by which the Fair Market Value of the Common Stock or Formula Value Stock, as the case may be, on the date of exercise of the SAR exceeds the Option Price.

  (c) SARs awarded under the Plan shall be evidenced by either the Stock option Agreement or a separate agreement between the Company and the Participant.

  (d) An SAR shall be exercisable only at the same time and to the same extent and subject to the same conditions as the Option related thereto is exercisable, except that (i) the Committee may prescribe additional conditions and limitations on the exercise of any SAR and (ii) no SAR shall be exercisable for six months after the date of award. The exercise of an SAR shall cancel the related Option. SARs may be exercised only when the Fair Market Value of a share of Common Stock or Formula Value Stock, as the case may be, exceeds the Option Price.

  (e) All SARs shall automatically be exercised on the last trading day prior to the expiration of the related ISO or NSO, so long as the Fair Market Value on such date exceeds the specified option Price.

  (f) At the time of award of an SAR, the Committee may limit the amount of the payment that may be made to a Participant upon the exercise of the SAR.
The Committee may further determine that, if the amount to be received by a Participant in any year is limited pursuant to this provision, payment of all or a portion of the amount reduced may be made to the Participant at a subsequent time. No such limitation shall require a Participant to return to the Company any amount theretofore received by him upon the exercise of an SAR.

  (g) Payment of the amount to which a Participant is entitled upon the exercise of an SAR shall be made in cash, Stock, or partly in cash and partly in Stock, as the Committee shall determine. To the extent that payment is made in Stock, the shares shall be valued at their Fair Market Value on the date of exercise of the SAR.

  (h) Each SAR shall expire on a date determined by the Committee at the time of award, or earlier upon the occurrence of

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the first of the following: (i) termination of the related option, (ii)
expiration of a period of six months after the later of either (1) the Participant ceasing to be an employee with the consent of the Committee or upon his death, retirement or disability or (2) termination of the Participant's service as a director of the corporation or (iii) the Participant ceasing to be an employee for any other reason.

2.8  LIMITED STOCK APPRECIATION RIGHTS:

  (a) The Committee may award limited stock appreciation rights (Limited Rights) pursuant to the provisions of this paragraph to the holder of an Option granted under the Plan (a related option) with respect to all or a portion of the shares subject to the related option. A Limited Right may be exercised only during the period beginning on the first day following a Change in Control, as defined in Section 7.7(g) of the Plan, and ending on the thirtieth day following such date. Each Limited Right shall be exercisable only to the same extent the related option is exercisable, and in no event after the determination of the related option. In no event shall a Limited Right be exercised during the first six months after the date of grant of the Limited Right. Limited Rights shall be exercisable only when the fair market value (determined as of the date of exercise of the Limited Rights) of each share of Common Stock with respect to which the Limited Rights are to be exercised shall exceed the option price per share of Common Stock subject to the related option.

  (b) Upon the exercise of Limited Rights, the related option shall be considered to have been exercised to the extent of the number of shares of Common Stock with respect to which such Limited Rights are exercised, and shall be considered to have been exercised to that extent for purposes of determining the number of shares of Common Stock available for the grant of options under the Plan. Upon the exercise or termination of the related option, the Limited Rights with respect to such related option shall be considered to have been exercised or terminated to the extent of the number of shares of Common Stock with respect to which the related option was so exercised or terminated.

  (c) Except as otherwise provided in Section 7.4, the provisions of the Plan shall also be applicable to Limited Rights unless the context otherwise requires. The effective date of the grant of a Limited Right shall be the date on which the Committee approves the grant of such Limited Right. Each grantee of a Limited Right shall be notified promptly of the grant of the Limited Right in such manner as the Committee shall prescribe.

  (d) Upon the exercise of Limited Rights, the holder thereof shall receive in cash an amount equal to the product computed by multiplying (i) the excess of
(a) the higher of (x) the Minimum

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Price Per Share (as hereinafter defined), or (y) highest reported closing sales price of a share of Common Stock on the New York Stock Exchange at any time during the period beginning on the sixtieth day prior to the date on which such Limited Rights are exercised and ending on the date on which such Limited Rights are exercised, over (b) the option price per share of Common Stock subject to the related option, by (ii) the number of shares of Common Stock with respect to which such Limited Rights are being exercised.

  (e) For purposes of this Section 2.8, the term "Minimum Price Per Share" shall mean the highest gross price (before brokerage commissions and soliciting dealers' fees) paid or to be paid for a share of Common Stock (whether by way of exchange, conversion, distribution upon liquidation or otherwise) in any Change in Control which is in effect at any time during the period beginning on the sixtieth day prior to the date on which such Limited Rights are exercised and ending on the date on which such Limited Rights are exercised. For purposes of this definition, if the consideration paid or to be paid in any such Change in Control shall consist, in whole or in part, of consideration other than cash, the Board shall take such action, as in its judgement it deems appropriate, to establish the cash value of such consideration.

ARTICLE III
PERFORMANCE SHARES AND UNITS

3.1  AWARD OF PERFORMANCE UNITS AND PERFORMANCE SHARES:

  The Committee may award to any Participant Performance Shares and Performance Units (Performance Award or Performance Awards). Each Performance Share shall represent, as the Committee shall determine, one Share of the Stock. Each Performance Unit shall represent the right of a Participant to receive an amount equal to the value determined in the manner established by the Committee at time of award, which value may, without limitation, be equal to the Fair Market Value of one share of Stock.

3.2  PERFORMANCE UNIT AND PERFORMANCE SHARE AGREEMENTS:

  Each Performance Award under the Plan shall be evidenced by a signed written agreement containing such terms and conditions as the committee may determine.

3.3  ESTABLISHMENT OF PERFORMANCE ACCOUNTS:

  At the time of award, the Company shall establish an account (Performance Account) for each Participant. Performance Units and Performance Shares awarded to a Participant shall be credited to the Participant's Performance Account. Performance Shares in the form of Restricted Stock shall be registered in the name of the

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Participant and deposited, together with a stock power endorsed in blank, with the Corporation; at such time the Participant's Performance Account will be credited.

3.4  PERFORMANCE PERIOD AND TARGETS:

  (a) The performance period for each award of Performance Shares and Performance Units shall be of such duration as the Committee shall establish at the time of award (Performance Period). There may be more than one award in existence at any one time, and Performance Periods may differ.

  (b) At the time of each Performance Award, the Committee shall establish superior and satisfactory performance targets to be achieved within the Performance Period. The superior and satisfactory performance targets shall be determined by the Committee using such measures of the performance of the Company over the Performance Period as it shall select. Attainment of superior performance target in respect of a Performance Period shall earn 100% of the related Performance Award. Failure to meet the satisfactory performance target will earn no Performance Award. Performance Awards will be earned as determined by the Committee in respect of a Performance Period in relation to the degree of attainment of performance between the superior and satisfactory performance targets.

3.5  RIGHTS AND BENEFITS DURING PERFORMANCE PERIOD:

  (a) The Committee may provide that amounts equivalent to dividends paid shall be payable with respect to each Performance Share awarded, and that amounts equivalent to interest at such rates as the Committee may determine shall be payable with respect to amounts equivalent to dividends previously credited to the Participant's Performance Account.

  (b) The Committee may provide that amounts equivalent to interest at such rates as the Committee may determine shall be payable with respect to Performance Units.

  (c) All amounts payable pursuant to this section shall be credited to the Participant's Performance Account.

3.6  PAYMENT RESPECTING PERFORMANCE AWARDS:

  (a) Performance Awards shall be earned to the extent that the terms and conditions of the Plan are met. Notwithstanding the foregoing, Performance Shares, Performance Units and any other amounts credited to the Participant's Performance Account shall be payable to the Participant only when, if and to the extent that the Committee determines to make such payment.


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  (b)  All payment determinations shall be made by the Committee during the first four months following the end of the Performance Period. If such determinations are not made during such four-month period, the Performance Shares and Performance Units awarded in connection with that Performance Period shall terminate and be canceled and related dividends or amounts equivalent to dividends and any amounts equivalent to interest shall be forfeited.

  (c) The Participant may, other than with respect to those Performance Shares or Performance Units awarded in the form of Restricted Stock, elect, not later than October 31 of the last year of the Performance Period applicable to such Performance Shares or Performance Units, to defer any payment respecting an award of Performance Shares or Performance units pursuant to Article VI hereof.

3.7  FORMS OF PAYMENT:

  (a) Payment for Performance Shares and any related dividends, amounts equivalent to dividends and amounts equivalent to interest may be made in a lump sum or in installments, in cash, Stock, Debentures or in a combination thereof as the Committee may determine. Performance Shares paid in the form of Restricted Stock shall be redelivered to the Participant.

  (b) Payment for Performance Units and any related amounts equivalent to interest may be made in a lump sum or in installments, in cash, Stock, Debentures or in a combination thereof as the Committee may determine.

3.8  TERMINATION OF EMPLOYMENT:

  In the event the Participant ceases to be an employee before the end of any Performance Period with the consent of the committee, or upon his death, retirement or disability before the end of any Performance Period, the Committee, taking into consideration the performance of such Participant and the performance of the Company over the Performance Period, may authorize the payment to such Participant (or his legal representative or designated beneficiary) of all or a portion of the amount which would have been paid to him had he continued as an employee to the end of the Performance Period. In the event a Participant ceases to be an employee for any other reason, all Performance Shares, Performance Units and all amounts credited to his Performance Account shall be forfeited.

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ARTICLE IV
RESTRICTED STOCK

4.1  AWARD OF RESTRICTED STOCK:

  The Committee may award to any Participant shares of Common Stock, Putative Common Stock or Formula Value Stock subject to this Article IV and such other terms and conditions as the Committee may prescribe, such shares being herein called "Restricted Stock".

  Each certificate for Restricted Stock shall be registered in the name of the Participant and deposited by him, together with a stock power endorsed in blank, with the Corporation.

4.2  RESTRICTED STOCK AGREEMENT:

  Shares of Restricted Stock awarded under the Plan shall be evidenced by a signed written agreement containing such terms and conditions as the Committee may determine.

4.3  RESTRICTION PERIOD:

  At the time of award there shall be established for each Participant a "Restriction Period" of such length as shall be determined by the Committee. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, during the Restriction Period. Except for such restriction on transfer, the Participant as owner of such shares of Restricted stock shall have all the rights of a holder of such Restricted Stock.

  At the expiration of the Restriction Period, the Corporation shall redeliver to the Participant (or his legal representative or designated beneficiary) the shares deposited pursuant to Section 4.1.

4.4  TERMINATION OF EMPLOYMENT:

  In the event the Participant ceases to be an employee with the consent of the Committee, or upon his death, retirement or disability, the restrictions imposed under this Article IV shall lapse with respect to such number of shares theretofore awarded to him as shall be determined by the Committee, but, in no event less than a number equal to the product of (i) a fraction the numerator of which is the number of completed months elapsed after the date of award of the Restricted Stock to the Participant to the date of termination and the denominator of which is the number of months in the Restriction Period and (ii) the number of shares of Restricted Stock.

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  In the event the Participant ceases to be an employee for any other reason, all shares of Restricted Stock theretofore awarded to him which are still subject to restrictions shall be forfeited and the Corporation shall have the right to complete the blank stock power.

ARTICLE V
CONVERTIBLE DEBENTURES

5.1  AWARD OF RIGHTS TO PURCHASE CONVERTIBLE DEBENTURES:

  The Committee may award to any Participant the right to purchase Convertible Debentures on such terms and conditions as the Committee shall determine. The purchase price per Debenture shall be its face amount, which shall equal its Fair Market Value. The Participant shall retain the right to purchase Debentures for such period as the Committee shall determine at the time of award, but in no event for longer than four years from date of award.

5.2  CONVERTIBLE DEBENTURE AGREEMENTS:

  The Debentures are to be issued pursuant to a signed written agreement and any agreement supplemental thereto (collectively, a Convertible Debenture Agreement) containing such terms and conditions as the Committee may determine. The Debentures are to be issued in series; each series may be issued under a separate Convertible Debenture Agreement, or two or more series may be issued under a single Convertible Debenture Agreement.

  The Convertible Debenture Agreement may provide that a Participant may pledge Debentures as security to provide all or a part of the financing necessary to purchase the Debentures upon providing the Company with written notice of the pledge. The conversion privilege will not be exercisable during such times as the Debenture is pledged, and at all other times shall be exercisable only by the Participant (or his legal representative or designated beneficiary).

5.3  TERMS AND CONDITIONS OF THE DEBENTURES:

  (a) Each Debenture will be due upon the earliest of (i) five years from the date of issuance, (ii) such date as the Committee shall determine at time of award or (iii) such date as the Company redeems a series of Debentures or prepays an individual Debenture (Due Date). The Committee may extend the term of a series for any period of time up to ten years without stockholder approval, as shall be set forth in the Convertible Debenture Agreement for that series. The Debentures shall be issued in denominations equal to fair market value and will accrue interest, from the date of issuance, at the rate, which may be fixed or variable, set by the Committee at the time of award.

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  (b)  Debentures will be convertible into fully paid and nonassessable shares
Of Common Stock or Formula Value Stock or such other type of securities, which may immediately be convertible into Common Stock, as the Committee shall determine at time of award, at any time after one year from the date of issuance and to the extent the terms and conditions of the award and the Plan are met, but in no event later than the Due Date. The conversion rate of a Debenture shall be set by reference to the Fair Market Value of the Common Stock or Formula Value Stock on the last trading day prior to the date of issuance (and not thereafter adjusted).

5.4  TERMINATION OF EMPLOYMENT:

  In the event the Participant ceases to be an employee with the consent of the Committee, or upon his death, retirement or disability, the Participant (or his legal representative or designated beneficiary) may convert all or a part of the Debentures, to the extent such Debentures were then convertible, for such period as the Committee shall determine at the time of award. In the event a Debenture is not converted within the time allowed under this Section 5.4, the Company may prepay the Debenture. In the event the Participant ceases to be an employee for any other reason, all of the Participant's then outstanding conversion rights shall terminate immediately.

ARTICLE VI
DEFERRAL OF PAYMENTS

6.1  ELECTION TO DEFER:

  A Participant may elect, no later than October 31 of the last year of the Performance Period, to defer all or a portion of his Performance Award within deferral limits established by the Committee (Deferred Amount). The Committee may permit amounts now or hereafter deferred or available for deferral under any present or future incentive compensation program or deferral arrangement of the Company to be deemed Deferred Amounts and to become subject to the provisions of this Article.

  All Deferred Amounts will be subject to such terms and conditions as the Committee may from time to time establish.

6.2  DEFERRAL PERIOD:

  The Participant may elect to receive payment of Deferred Amounts and any yield thereon either before or after retirement in a lump sum or in installments. Upon the death of a Participant, payment of any amounts hereunder shall be made to the Participant's designated beneficiary or estate (in the absence of a designated beneficiary) in the manner elected by the Participant

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or (in the event the Participant made no election) in the manner determined by the Committee.

  The period between the date the Participant's Deferred Amount becomes payable and the final payment of such Deferred Amount hereunder shall be known as the "Deferral Period."

6.3  INVESTMENT DURING DEFERRAL PERIOD:

  Unless otherwise determined by the Committee, the Deferral Amount will be treated as if it had been invested in putative debentures. Each putative debenture will be deemed to be convertible into Common Stock at a conversion rate computed by reference to the Fair Market Value of the Common Stock on the last trading day prior to the regular January meeting of the Board of Directors. The yield to be paid by the Company on Deferred Amounts, whatever the form of investment selected by the Committee, shall not exceed the higher of (i) the market rate available from time to time on such investment or (ii) the rate of return on equity of the Corporation or any relevant Subsidiary as determined by the Committee.

6.4  PARTICIPANT REPORTS:

  Annually, each Participant who has a Deferred Amount will receive a report setting forth all then Deferred Amounts and the yield thereon to date.

6.5  PAYMENT OF DEFERRED AMOUNTS:

  Unless otherwise agreed by the Company and the Participant, payment of Deferred Amounts will be made at such time or times, and may be in cash, Stock, or partly in cash and partly in Stock, as the Committee shall determine. The limitations respecting the issuance of Stock or other limitations on aggregate awards payable contained in Article XVI of the by-laws of the Corporation, in the 1974 Stock Option Plan, 1979 Stock Option and Long-Term Incentive Plan, the Plan and in any plan hereafter adopted by the stockholders shall be limitations applicable to the payment of any Deferred Amounts under this Article VI.

6.6  ALTERNATE VALUATION ELECTION:

  A Participant may, at a time established by the Committee but prior to such Participant ceasing to be an Employee, elect to establish the ultimate payable value of each Deferred Amount by reference to the Fair Market Value of the Stock as of the day on which notice of the alternate valuation election is received by the Corporation in accordance with the procedures established by the Committee.

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  Notwithstanding the establishment of the ultimate payable value resulting from the alternate valuation election by the Participant, the yield will continue as though no such election has been made and will continue to be subject to the limitations set forth in Section 6.3, and Deferred Amounts and the yield thereon will be paid as otherwise provided in this Article.

ARTICLE VII
MISCELLANEOUS PROVISIONS

7.1  NON-TRANSFERABILITY:

  No Option, SAR, Performance Share, Performance Unit, share of Restricted Stock or Debenture award under the Plan shall be transferable by the Participant otherwise than by will or, if the Participant dies intestate, by the applicable laws of descent and distribution, or by transfer to a properly designated beneficiary in the event of death. All awards shall be exercisable or received during the Participant's lifetime only by such Participant or his legal representative. Any transfer contrary to this Section 7.1 will nullify the Option, SAR, Performance Share, Performance Unit or share of Restricted Stock and will nullify the conversion right of a Debenture.

7.2  BENEFICIARIES:

  The Committee may establish or authorize the establishment of procedures not inconsistent with Section 7.1 under which a Participant may designate a beneficiary or beneficiaries to hold, exercise and/or receive amounts due under an Option, SAR, Performance Share, Performance Unit, share of Restricted Stock or Debenture award or with respect to Deferred Amounts under the Plan in the event of the Participant's death.

7.3  ADJUSTMENTS UPON CHANGES IN STOCK:

  If there shall be any change in the Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, spin-off, split up, dividend in kind or other change in the corporate structure or distribution to the stockholders, appropriate adjustments may be made by the Board of Directors of the Company (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares and the price per share subject to outstanding Options or which may be issued under Outstanding Performance Shares or awards of Restricted Stock. Appropriate adjustments may also be made by the Board of Directors or the Committee in the terms of any awards under the Plan to reflect such changes and to modify any other terms of outstanding awards on an equitable basis, including

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

modifications of performance targets and changes in the length of Performance Periods.

7.4  CONDITIONS ON AWARDS:

  In the event that the employment of a Participant holding any unexercised Option or SAR, or any unearned right to purchase or conversion right under a Debenture or unearned Performance Award or Stock shall terminate with the consent of the Committee or by reason of retirement or disability, the rights of such Participant to any such Option, SAR, Debenture, Performance Award or Stock shall be subject to the conditions that until any such Option or SAR is exercised, or any such conversion right, Purchase right, Performance Award or Stock is earned, he shall (i) not engage, either directly or indirectly, in any manner or capacity as advisor, principal, agent, partner, officer, director, employee, member of any association or otherwise, in any business or activity which is at the time competitive with any business or activity conducted by the Company and (ii) be available, unless he shall have died, at reasonable times for consultations at the request of the Company's management with respect to phases of the business with which he was actively connected during his employment, but such consultations shall not (except in the case of a Participant whose active service was outside the United States) be required to be performed at any place or places outside of the United States of America or during usual vacation periods or periods of illness or other incapacity. In the event that either of the above conditions is not fulfilled, the Participant shall forfeit all rights to any unexercised Option or SAR, or any unearned conversion right, purchase right, Performance Award or Stock held (and any unpaid amounts equivalent to dividends or amounts equivalent to interest relating thereto) as of the date of the breach of condition. Any determination by the Board of Directors of the Corporation, which shall act upon the recommendation of the Chairman, that the Participant is, or has, engaged in a competitive business or activity as aforesaid or has not been available for consultations as aforesaid shall be conclusive.

7.5  USE OF PROCEEDS:

  All cash proceeds from the exercise of options or the sale of Debentures shall constitute general funds of the Company.

7.6  AMENDMENT, SUSPENSION AND TERMINATION OF PLAN:

  (a) The Board of Directors may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board of Directors may deem advisable in order that any awards thereunder shall conform to any change in applicable laws or regulations, or to permit the Company or its employees to enjoy the benefits of any change in applicable laws or regulations, or in any other respect the Board of Directors may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without stockholder approval, (i) except as provided in
Section 7.3, materially increase the number of shares of Stock which may be issued under the Plan, (ii) materially modify the requirements as to eligibility for participation in the Plan, (iii) materially increase the benefits accruing to Participants under the Plan, (iv) make any other change that would disqualify the Plan for purposes of the exemption provided by Rule 16b-3(d)(3), (v) reduce the Option Price below the Fair Market Value of the Common Stock or Formula Value Stock on the day the Option is awarded, (vi) permit the award of SARs other than in tandem with an Option, (vii) permit the exercise of an SAR during the first six months of its term except as otherwise provided herein, (viii) permit the exercise of an Option or SAR without surrender of the correlative rights or (ix) extend the termination date of the Plan. However, no such amendment, suspension or termination shall, unless the Participant affected thereby consents, alter or impair any outstanding Option, SAR, share of Stock, Performance Unit, Performance Share or Debenture in any way that would adversely affect the rights of such Participant with respect to such award.

  (b) The Committee may and, with respect to awards of persons who are not required to file reports with respect to securities of the Company pursuant to
Section 16(a) of the Exchange Act, may authorize its delegates, acting with within limits approved from time to time by the Committee, to amend or modify any outstanding Options, SARs, shares of Stock, Performance Units, Performance Shares or Debentures, in any manner to the extent that the Committee would have had the authority under the Plan to initially award such options, SARs, shares of Stock, Performance Units, Performance Shares or Debentures, as so modified or amended, including without limitation, to change the date or dates as of which such Options or SARs may be exercised, the restrictions on shares of Restricted Stock are removed or the Performance Units or Performance Shares are determined and paid, or may cancel any outstanding award, except that the Committee and its authorized delegates may not, unless the Participant affected thereby consents, take any action pursuant to this Section 7.6(b) that would adversely affect the rights of such Participant with respect to such award.

7.7  DEFINITIONS AND OTHER GENERAL PROVISIONS:

  (a) The terms "retirement" and "disability" as used under the Plan shall be construed by reference to the provisions of the Westinghouse Pension Plan or other similar plan or program of the Company applicable to a Participant.

  (b) The term "Fair Market Value" as it relates to Common Stock means the mean of the high and low prices of the

Corporation's Common Stock as reported by the Composite Tape of the New York Stock Exchange (or such successor reporting system as shall be selected by the Committee) on the relevant date or, if no sale of the Corporation's Common Stock shall have been reported for that day, the average of such prices on the next preceding day and the next following day for which there were reported sales. The term "Fair Market Value" as it relates to Formula Value Stock and Debentures shall mean the value determined by the Committee.

  (c) The term "Subsidiary" shall mean, unless the context otherwise requires, any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each of the corporations other than the last corporation in such chain owns stock possessing at least 50% of the voting power in one of the other corporations in such chain.

  (d) The term "Formula Value Stock" means shares of a class or classes of stock, the value of which is derived from a formula established by the Committee which reflects such financial measures as the Committee shall determine. Such Shares shall have such other characteristics as shall be determined at time of their authorization.

  (e) The adoption of the Plan shall not preclude the adoption by appropriate means of any other stock option or other incentive plan for employees.

  (f)  Change in Control.

  Notwithstanding any other provision of the Plan, upon the occurrence of a Change in Control, as defined in Section 7.7(g), (i) all Options and Limited Rights, but not SARs, outstanding and unexercised on the date of the Change in Control shall become immediately exercisable; (ii) all Performance Shares and Performance Units shall be deemed to have been earned on such basis as the Committee may prescribe and then paid on such basis, at such time and in such form as the Committee may prescribe, or deferred in accordance with the elections of Participants; (iii) all Restricted Stock shall be deemed to be earned and the restriction period shall be deemed expired on such terms and conditions as the Committee may determine; (iv) all Convertible Debentures shall be immediately convertible on such terms and conditions as the Committee may determine; and (v) all amounts deferred under this Plan paid to a trustee or otherwise on such terms as the Committee may prescribe or permit.

   (g) The term "Change in Control" means the occurrence of one or more of the following events:

   (a) there shall be consummated (i) any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's Common Stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation, or (b) the stockholders of the Corporation shall approve any plan or proposal for the liquidation or dissolution of the Corporation, or (c) (i) any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity shall purchase any Common Stock of the Corporation (or securities convertible into the Corporation's Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, unless, prior to the making of such purchase of Common Stock (or securities convertible into Common Stock), the Board shall determine that the making of such purchase shall not constitute a Change in Control, or (ii) any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity (other than the Corporation or any benefit plan sponsored by the Corporation or any of its subsidiaries) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing twenty percent or more of the combined voting power of the Corporation's then outstanding securities ordinarily (and apart from any rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d)) in the case of rights to acquire any such securities, unless, prior to such person so becoming such beneficial owner, the Board shall determine that such person so becoming such beneficial owner shall not constitute a Change in Control, or (d) at any time during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board shall cease for any reason to constitute at least a majority thereof, unless the election or nomination for election of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

7.8  NON-UNIFORM DETERMINATIONS:

  The Committee's determinations under the Plan, including without limitation,
(i) the determination of the Participants to receive awards, (ii) the form, amount and timing of such awards, (iii) the terms and provisions of such awards and (iv) the agreements evidencing the same, need not be uniform and may be made by it selectively among Participants who receive, or who are eligible to receive, awards under the Plan, whether or not such Participants are similarly situated.

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

7.9  LEAVES OF ABSENCE; TRANSFERS:

  The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect to any leave of absence from the Company granted to a Participant. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall be treated as if the Participant ceased to be an Employee and (ii) the impact, if any, of any such leave of absence on awards under the Plan. In the event a Participant transfers within the Company, such Participant shall not be deemed to have ceased to be an Employee for purposes of the Plan.

7.10 GENERAL RESTRICTION:

  (a) Each award under the Plan shall be subject to the condition that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock or Formula Value Stock or the Debentures subject or related thereto upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government or regulatory body or (iii) an agreement by the Participant with respect thereto, is necessary or desirable, then such award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free or any conditions not acceptable to the Committee.

  (b) Shares of Common Stock for use under the provisions of this Plan shall not be issued until they have been duly listed, upon official notice of issuance, upon the New York Stock Exchange and such other Exchanges, if any, as the Board of Directors of the Corporation shall determine, and a registration statement under the Securities Act of 1933 with respect to such shares shall have become, and be, effective.

7.11 EFFECTIVE DATE:

  The Plan shall be deemed effective as of January 1, 1984 and shall terminate on December 31, 1993. Notwithstanding the foregoing, the provisions of Article VI of the Plan shall survive and remain effective as to all present and future Deferred Amounts until such date after December 31, 1993 as the Committee or the Board of Directors shall determine.

                                      -19-